Exhibit 10.4.3

AMENDMENT NO. 2 AND WAIVER TO SECOND LIEN TERM LOAN AGREEMENT

This AMENDMENT NO. 2 AND WAIVER TO SECOND LIEN TERM LOAN AGREEMENT (this “Amendment”) is made as of March 20, 2014 (the “Second Amendment Effective Date”), by and among CONNECTURE, INC. (the “Connecture”), DESTINATIONRX, Inc. (“DestinationRX” and together with Connecture, the “Borrowers”), the Lenders (as defined below) party hereto and THL Corporate Finance, Inc., as Agent for the Lenders (in such capacity, the “Agent”). Capitalized terms used in this Amendment (including the Recitals), to the extent not otherwise defined herein, shall have the same meaning as in the Term Loan Agreement.

RECITALS

WHEREAS, the Borrowers are party to that certain Second Lien Term Loan Agreement, dated as of March 18, 2013 (as the same has been amended and may be further amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”) among the Borrowers, the Agent and the lenders party thereto from time to time (the “Lenders”), pursuant to which the Lenders have made certain loans and financial accommodations available to the Borrowers;

WHEREAS, the Borrowers failed to comply with the covenants set forth in Section 7 of the Term Loan Agreement for the three month period ending on December 31, 2013 (the “Specified Noncompliance”);

WHEREAS, the Borrowers have requested that the Agent make certain amendments to the Term Loan Agreement and waive the Specified Noncompliance;

WHEREAS, the Lenders extended a Term Loan to the Borrowers on the Closing Date in an aggregate original principal amount of $10,000,000, and the Borrowers are requesting that the Lenders extend an additional Term Loan in an aggregate original principal amount of $7,000,000 (the “Second Amendment Term Loan”) to the Borrowers on the Second Amendment Effective Date;

WHEREAS, the Agent and the Lenders are willing to amend such terms and conditions of, and waive the Specified Noncompliance under the Term Loan Agreement and make the Second Amendment Term Loan to the Borrowers on the Second Amendment Effective Date, such that the aggregate principal amount of the Term Loan outstanding under the Term Loan Agreement on the Second Amendment Effective Date shall be $17,000,000, all subject to the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Amendment to Term Loan Agreement. Effective as of the Second Amendment Effective Date, the Term Loan Agreement shall be amended as follows:

(a).	New Definitions. Section 1.01 of the Subordinated Term Loan Agreement is hereby amended by adding the following definitions, in appropriate alphabetical order:

“‘Initial Term Loan’ has the meaning specified therefor in Section 2.2(a).”

“‘Initial Term Loan Applicable Prepayment Premium’ means with respect to any payment of the principal of the Initial Term Loans whether before or after an event of default or acceleration:

(i) prior to the first anniversary of the Closing Date, an amount equal to 3% of the principal amount of such payment;

(ii) on or after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date, an amount equal to 2% of the principal amount of such payment; or

(iii) on or after the second anniversary of the Closing Date, an amount equal to 0% of the principal amount of such payment.”

“‘Initial Term Loan Base Rate Margin’ means nine percentage points (9.0%) per annum.

“‘Initial Term Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make the Initial Term Loan to the Borrowers on the Closing Date in the amount set forth opposite such Lender’s name under the heading “Initial Term Loan Commitment” on Schedule C-1 hereto or in the Assignment and Acceptance pursuant to which such Lender becomes a Lender under the Agreement, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.”

“‘Initial Term Loan LIBOR Rate Margin” means nine percentage points (9.0%) per annum.

“‘Second Amendment Effective Date’ means March 20, 2014.

“‘Second Amendment Term Loan’ has the meaning specified therefor in Section 2.2(a).”

‘“Second Amendment Term Loan Applicable Prepayment Premium’ means with respect to any payment of the principal of the Second Amendment Term Loans whether before or after an event of default or acceleration:

(i) prior to the first anniversary of the Second Amendment Effective Date, an amount equal to 3% of the principal amount of such payment;

(ii) on or after the first anniversary of the Second Amendment Effective Date but prior to the second anniversary of the Second Amendment Effective Date, an amount equal to 2% of the principal amount of such payment;

(iii) on or after the second anniversary of the Second Amendment Effective Date but prior to the third anniversary of the Second Amendment Effective Date, an amount equal to 1% of the principal amount of such payment; or

(iv) on or after the third anniversary of the Second Amendment Effective Date, an amount equal to 0% of the principal amount of such payment.”

“‘Second Amendment Term Loan Base Rate Margin’ means eleven and one half percentage points (11.5%) per annum.

“‘Second Amendment Term Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make the Second Amendment Term Loan to the Borrowers on the Second Amendment Effective Date in the amount set forth opposite such Lender’s name under the heading “Second Amendment Term Loan Commitment” on Schedule C-1 hereto or in the Assignment and Acceptance pursuant to which such Lender becomes a Lender under the Agreement, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.”

“‘Second Amendment Term Loan LIBOR Rate Margin” means eleven and one half percentage points (11.5%) per annum.

(b).	Existing Definitions.

i.	The definition of “Base Rate” is hereby amended by replacing the language “1.50%” therein with “1.00%”.

ii.	The definition of “Commitment” is hereby amended and restated in its entirety as follows:

“‘Commitment’ means, collectively, the Initial Term Loan Commitment and the Second Amendment Term Loan Commitment.”

iii.	The definition of “Term Loan Amount” is hereby amended by replacing the language “$10,000,000” therein with “$17,000,000”.

iv.	The definitions of “Applicable Prepayment Premium”, “Base Rate Margin” and “LIBOR Rate Margin” are hereby deleted in their entirety.

(c).	Section 2.2(a) of the Term Loan Agreement is hereby amended and restated in its entirety as follows:

“(a) Subject to the terms and conditions of this Agreement, (i) on the Closing Date each Lender with an Initial Term Loan Commitment agrees (severally, not jointly or jointly and severally) to make term loans (collectively, the “Initial Term Loans”) to Borrowers in an amount equal to such Lender’s Pro Rata Share of the Initial Term Loan Commitment, the proceeds of which shall be reduced by way of OID as set out in Schedule C-1 and (ii) on the Second Amendment Effective Date each Lender with a Second Amendment Term Loan Commitment agrees (severally, not jointly or jointly and severally) to make term loans (collectively, the “Second Amendment Term Loan” and, together with the Initial Term Loans, the “Term Loans”) to Borrowers in an amount equal to such Lender’s Pro Rata Share of the Second Amendment Term Loan Commitment, the proceeds of which shall be reduced by way of OID as set out in Schedule C-1.

(d).	Section 2.4(d)(B) of the Term Loan Agreement is hereby amended by replacing the language “the Applicable Prepayment Premium” therein with the language “the Initial Term Loan Applicable Prepayment Premium with respect to the Initial Term Loans, and the Second Amendment Term Loan Applicable Prepayment Premium with respect to the Second Amendment Term Loans, as applicable.”

(e).	Section 2.4(f)(i) of the Term Loan Agreement is hereby amended and restated in its entirety as follows:

“(i) Each prepayment pursuant to Section 2.4(d) and 2.4(e) shall (A) so long as no Application Event shall have occurred and be continuing, be applied (1) first to the principal amount of the Initial Term Loan until paid in full and (2) second to the principal amount of the Second Amendment Term Loan until paid in full, and (B) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(ii). Each such payment of the Initial Term Loans shall be applied against the principal of the Initial Term Loans on a pro rata basis, and each such payment of the Second Amendment Term Loans shall be applied against the principal of the Second Amendment Term Loans on a pro rata basis.”

(f).	Section 2.4(f)(iii) of the Term Loan Agreement is hereby amended and restated in its entirety as follows:

“(iii) Initial Term Loan Applicable Prepayment Premium and Second Amendment Term Loan Applicable Prepayment Premium. (A) Each prepayment of the Initial Term Loan, including any such payment pursuant to Sections 2.4(d) and (e) (other than pursuant to Section 2.4(d)(i) (solely to the extent of any Net Cash Proceeds resulting from casualty losses or condemnations), and Section 2.4 (e)(ii), (e)(v) and (e)(vi)) shall be accompanied by all interest accrued as of such prepayment date on the amount of the Initial Term Loan prepaid plus the Initial Term Loan Applicable Prepayment Premium, whether or not an Event of Default then exists and (B) each prepayment of the Second Amendment Term Loan, including any such payment pursuant to Sections 2.4(d) and (e) (other than pursuant to Section 2.4(d)(i) (solely to the extent of any Net Cash Proceeds resulting from casualty losses or condemnations), and Section 2.4 (e)(ii), (e)(v) and (e)(vi)) shall be accompanied by all interest accrued as of such prepayment date on the amount of the Second Amendment Term Loan prepaid plus the Second Amendment Term Loan Applicable Prepayment Premium, whether or not an Event of Default then exists.”

(g).	Section 2.6(a) of the Term Loan Agreement is hereby amended and restated in its entirety as follows:

“(a) Interest Rate. Except as provided in Section 2.6(c) and subject to Section 2.12(d), all amounts of (A) the Initial Term Loan and all other Obligations relating thereto shall bear interest at a per annum rate equal to the LIBOR Rate plus the Initial Term Loan LIBOR Rate Margin in accordance with Section 2.12 and (B) the Second Amendment Term Loan and all other Obligations relating thereto shall bear interest at a per annum rate equal to the LIBOR Rate plus the Second Amendment Term Loan LIBOR Rate Margin in accordance with Section 2.12. Interest accruing on the Term Loans (and, as applicable, any other Obligations) shall be due and payable, in arrears, on the earliest of (i) the first day of each month commencing April 1, 2013 with respect to the Initial Term Loan, (ii) the first day of each month commencing April 1, 2014 with respect to the Second Amendment Term Loan, (iii) the Maturity Date, (iv) the date on which all or any portion of the Obligations are accelerated pursuant to the terms hereof and (v) the date on which this Agreement is terminated pursuant to the terms hereof.”

(h).	Section 2.12(a) of the Term Loan Agreement is hereby amended and restated in its entirety as follows:

“(a) Interest and Interest Payment Dates. Subject to clause (d) below, interest on (A) the entire Initial Term Loan shall be charged at a rate of interest based upon the LIBOR Rate plus the Initial Term Loan LIBOR Rate Margin in accordance with Section 2.6(a) and (B) the entire Second Amendment Term Loan shall be charged at a rate of interest based upon the LIBOR Rate plus the Second Amendment Term Loan LIBOR Rate Margin in accordance with Section 2.6(a). Interest on the Term Loans shall be payable in accordance with Section 2.6(a). On the day which is 5 Business Days prior to the last day of each applicable Interest Period, unless Borrowers properly have elected (pursuant to a LIBOR Notice) which Interest Period shall subsequently apply, such next Interest Period shall be automatically set at 3 months.”

(i).	Section 2.12(d)(ii) of the Term Loan Agreement is hereby amended by replacing the language “Base Rate Margin” therein and replacing it with the following: “the Initial Term Loan Base Rate Margin with respect to the Initial Term Loans, and the Second Amendment Term Loan Base Rate Margin with respect to the Second Amendment Term Loans, as applicable.”

(j).	Section 3.5 of the Term Loan Agreement is hereby amended by replacing the language “Applicable Prepayment Premium” therein with the language “the Initial Term Loan Applicable Prepayment Premium with respect to the Initial Term Loans, and the Second Amendment Term Loan Applicable Prepayment Premium with respect to the Second Amendment Term Loans, as applicable.”

(k).	Section 6.11 of the Term Loan Agreement is hereby amended and restated as follows:

“6.11 Use of Proceeds. Each Borrower will not, and will not permit any of its Subsidiaries to use the proceeds of (A) the Initial Term Loan for any purpose other than

(a) on the Closing Date, (i) to repay, in full, the outstanding principal, accrued interest, and accrued fees and expenses owing under or in connection with the Existing Credit Facility, (ii) to repay a portion of the Revolving Loans, and (iii) to pay the fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, in each case, as set forth in the Funds Flow Agreement, and (b) thereafter, consistent with the terms and conditions hereof, for their lawful and permitted purposes (including that no part of the proceeds of the loans made to Borrowers will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors) and (B) the Second Amendment Term Loan for any purpose other than (i) to repay a portion of the Revolving Loans and (ii) for general corporate purposes of Borrowers and for other lawful and permitted purposes (including that no part of the proceeds of the loans made to Borrowers will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors)”

(l).	Section 7 of the Term Loan Agreement is hereby amended as follows:

i.	Section 7(a) shall be amended by deleting such subsection in its entirety and replacing it with the following in lieu thereof:

(a) Fixed Charge Coverage Ratio. From and after January 1, 2015, have a Fixed Charge Coverage Ratio, measured on a quarter-end basis, of no less than 1.10:1.00.

ii.	Section 7(b) shall be amended by deleting such subsection in its entirety and replacing it with the following in lieu thereof:

(b) Total Leverage Ratio. From and after January 1, 2015, have a Total Leverage Ratio, measured on a quarter-end basis, of no greater than 2.475:1.00.

iii.	Section 7(c) shall be amended by deleting such subsection in its entirety and replacing it with the following in lieu thereof:

(c) Liquidity. From and after March 20, 2014, maintain Liquidity at all times in an amount no less $2,250,000.

iv.	The following new Section 7(d) shall be added to the Term Loan Agreement as follows:

(d) EBITDA. Achieve EBITDA, measured on a year-to-date basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

EBITDA	For the period beginning on January 1, 2014 and ending on:

($4,675,000)	January 31, 2014

($7,425,000)	February 28, 2014

($4,400,000)	March 31, 2014

($3,630,000)	April 30, 2014

($6,380,000)	May 31, 2014

($3,520,000)	June 30, 2014

($1,925,000)	July 31, 2014

($1,705,000)	August 31, 2014

$2,160,000	September 30, 2014

$1,755,000	October 31, 2014

$1,800,000	November 30, 2014

$6,210,000	December 31, 2014

(m).	Schedule C-1 of the Term Loan Agreement is hereby deleted in its entirety and in lieu thereof inserting the new Schedule C-1 attached hereto as Exhibit A.

2. Waiver.

(a) Pursuant to the request of the Borrowers and in reliance upon the representations and warranties of the Borrowers described herein, the Agent and the Lenders hereby waive the Specified Noncompliance and the Events of Default that occurred pursuant to Sections 8.2(a)(i) (solely as a result of the Borrowers’ failure to comply with Sections 5.2 and 5.16) and 8.2(a)(iii) under the Term Loan Agreement, each as a direct result of the failure of the Loan Parties to comply with the covenants set forth in Section 7 of the Term Loan Agreement during the three month period ending on December 31, 2013.

(b) The waiver in this Section 2 shall be effective only in this specific instance and for the specific purpose set forth herein and does not allow for any other or further departure from the terms and conditions of the Term Loan Agreement or any other Loan Document, which terms and conditions shall continue in full force and effect.

3. Conditions Precedent to Effectiveness of this Amendment. This Amendment shall not become effective until all of the following conditions precedent shall have been satisfied in the sole discretion of Agent or waived by Agent:

(a) Agent shall have received this Amendment fully executed in a sufficient number of counterparts for distribution to all parties.

(b) Agent shall have received, on behalf of the Lenders party hereto a fully-earned, non-refundable amendment fee equal to 0.50% of the sum of the aggregate outstanding Initial Term Loan Commitments of the Lenders party hereto, which fee is due and payable in full on the Second Amendment Effective Date.

(c) The Borrowers shall have paid all reasonable out-of-pocket fees, costs and expenses incurred by the Agent in connection with this Amendment or otherwise due and payable pursuant to the Term Loan Agreement, including, without limitation, legal fees and expenses of counsel to the Agent.

(d) The representations and warranties set forth herein and in the Loan Documents (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) must be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any portion of any representation and warranty that is already qualified or modified by materiality in the text thereof).

(e) Agent shall have received all other documents and legal matters in connection with the transactions contemplated by this Amendment, including new Notes for the Second Amendment Term Loans and amended and restated Notes for the Initial Term Loans, each dated as of the date hereof, and such documents shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Agent.

4. Representations and Warranties. Each Borrower represents and warrants to Agent and the Lenders as follows:

(a) Authority. Each Borrower has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party. The execution, delivery and performance by each Borrower of this Amendment have been duly approved by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restriction binding on any Borrower. No other corporate proceedings are necessary to consummate such transactions.

(b) Enforceability. This Amendment has been duly executed and delivered by each Borrower. This Amendment and each Loan Document (as amended or modified hereby) is the legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, and is in full force and effect.

(c) Representations and Warranties. The representations and warranties contained in each Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any portion of any representation and warranty that is already qualified or modified by materiality in the text thereof) on and as of the date hereof as though made on and as of the date hereof.

(d) No Default. After giving effect to this Amendment, no event has occurred and is continuing that constitutes a Default or Event of Default.

(e) No Fee. No fee has been or will be paid to the Senior Agent in connection with this Amendment, Amendment No. 3 to Credit Agreement (the “Senior Amendment”) dated as of March 12, 2014, or the transactions contemplated hereby or thereby, except such fees as are set forth in the Senior Amendment (including the fee letter contemplated under the Senior Amendment). No other side letter or other agreement not disclosed to Lenders and Agent has been entered into in connection with this Amendment, the Senior Amendment or the transactions contemplated hereby or thereby.

5. Choice of Law. The validity of this Amendment, the construction, interpretation, and enforcement hereof, and the rights of the parties hereto with respect to all matters arising hereunder or related hereto shall be determined under, governed by, and construed in accordance with the laws of the State of New York.

6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile or other electronic method of transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

7. Reference to and Effect on the Loan Documents.

(a) Upon and after the effectiveness of this Amendment, each reference in the Term Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Term Loan Agreement, and each reference in the other Loan Documents to “the Term Loan Agreement”, “thereof” or words of like import referring to the Term Loan Agreement, shall mean and be a reference to the Term Loan Agreement as modified and amended hereby.

(b) Except as specifically set forth in this Amendment, the Term Loan Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of each Borrower to Agent and Lenders without defense, offset, claim or contribution.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

8. Ratification. Each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Term Loan Agreement, as amended hereby, and the Loan Documents effective as of the date hereof.

9. Estoppel. To induce Agent and Lenders to enter into this Amendment, each Borrower hereby acknowledges and agrees that, after giving effect to this Amendment, as of the date hereof, there exists no Default or Event of Default and no right of offset, defense, counterclaim or objection in favor of any Borrower as against Agent or any Lender with respect to the Obligations.

10. Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

11. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12. Release; Covenant Not to Sue.

(a) Each of the Borrowers hereby absolutely and unconditionally releases and forever discharges Agent and the Lenders, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing (each a “Released Party”), from any and all known claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured; provided that, in each case, the foregoing release shall not apply to claims of fraud or willful misconduct. Each of the Borrowers understands, acknowledges and agrees that this release may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(b) Each of the Borrowers, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by any Borrower pursuant to the above release. If any Borrower or any of its successors, assigns or other legal representations violates the foregoing covenant, each Borrower, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all attorneys’ fees and costs incurred by such Released Party as a result of such violation.

13. Submission of Amendment. The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Agent or any Lender to waive any of their respective rights and remedies under the Loan Documents, and this Amendment shall have no binding force or effect until all of the conditions to the effectiveness of this Amendment have been satisfied as set forth herein.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:

CONNECTURE, INC.

By:	/s/ James Purko

Name:	JAMES PURKO
Title:	CFO

DESTINATIONRX, INC.

By:	/s/ James Purko

Name:	JAMES PURKO
Title:	CFO

AMENDMENT NO. 2 AND WAIVER TO TERM LOAN AGREEMENT

THL CORPORATE FINANCE, INC., as Agent

By:	/s/ Terrence W. Olson

Name:	Terrence W. Olson
Title:	CFO/COO

THL CREDIT, INC., as a Lender

By:	/s/ Terrence W. Olson

Name:	Terrence W. Olson
Title:	CFO/COO

THL CREDIT GREENWAY FUND II LLC, as a Lender

By: THL Credit, Inc., its Manager

By:	/s/ Terrence W. Olson

Name:	Terrence W. Olson
Title:	CFO/COO

UNITED INSURANCE COMPANY OF AMERICA, as a Lender

By: THL Credit, Inc., its Manager

By:	/s/ Terrence W. Olson

Name:	Terrence W. Olson
Title:	CFO/COO

AMENDMENT NO. 2 AND WAIVER TO TERM LOAN AGREEMENT